UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Shade Down Under, Inc.
(Exact Name of registrant in its charter)

Nevada	2394	59-3842098
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

428 S. Gilbert Road, Suite 109
Gilbert, Arizona 85251
(480) 733-6700
(Address and telephone number of principal executive offices)

R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741
(626) 429-9634
(Name, address and telephone number of agent for service)

Copies to:
R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741 Telephone (626) 429-9634 Electronic Fax (702) 940-2450

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$108,500.00	$0.10	$108,500.00	$ 4.26

(1)

This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Shade Down Under, Inc.

1,085,000 Shares of Common Stock

$0.10 per share

Shade Down Under, Inc. (“SDU” or the Company) is registering an aggregate of 1,085,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.

We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk. Prior to this offering, there has been no public market for our common stock.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

Title of Each Class of Securities to be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	$108,500.00	$0.10	$108,500.00	$ X.XX

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated June 3, 2008

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION

The Company

Shade Down Under, Inc. (hereinafter referred to as “SDU” or the “Company”) a Nevada corporation and developmental stage company, is a pre-manufactured shade sail company, specializing in the retail sales of Coolaroo shade sails that not only provide coverage from the elements, but also presents architectural and aesthetic shade solutions.

We are a small, start-up company that has not generated any revenues and that lacks a stable customer base.  Since our inception to the present, we have not generated any significant revenues. We believe that the funds received from our recent private placement offering pursuant to Regulation D, Rule 505, will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues future operations will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred over the next twelve months will not materially exceed our current capital base and cash flows from our operations.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing additional common stock in exchange for cash in order to continue as a going concern. This potential future issuance of common stock would dilute the holdings of any of the selling shareholders in this offering.  There are no formal or informal agreements to obtain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms acceptable to the Company.  Without securing additional capital, if needed, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions with market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the OTCBB® upon the effectiveness of this prospectus and closure of the offering.

We currently have two officers and one director, to wit: Nikki Causer (President and Director) and Jordan Causer (Secretary and Treasurer).  These individuals allocate time and personal resources to SDU on a part-time basis.  As of the date of this prospectus, SDU has 9,395,000 shares of $0.001 par value common stock issued and outstanding.

Our mailing address of our principal executive offices is located at 428 S. Gilbert Road, Suite 109, Gilbert, Arizona 85296 with a telephone number of (480) 733-6700.

Shade Down Under, Inc.’s fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  The Company is offering no shares.  The selling stockholders are offering 1,085,000 shares, or 11.55%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The offering price of $0.10 for the common stock being registered herein is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to our Company.

Shade Down Under, Inc. intends to retain Empire Stock Transfer, Inc. as its transfer agent.  Their address is 2470 St. Rose Parkway, Henderson, Nevada 89074, with a telephone number of (702) 818-5898.

We have agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, all taxes including, but not limited to, federal and state income taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to SDU assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for SDU common stock exists.  Please refer to the sections herein titled "Risk Factors" and "Dilution" before making an investment in this stock.

Summary of Financial Information

The following table sets forth summary financial data derived from SDU financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations Data

Inception May 29, 2007 thru March 31, 2008

Revenue	$-
Cost of Sales	-
Gross Margin	-

Operating Expenses

General and Administrative	47,005

Total Operating Expenses	47,005

Net Loss from Operations	$(47,005)

Basic Loss Per Share	$(0.00)

Weighted Average Number
of Shares Outstanding	9,395,000

Balance Sheet Data

March 31, 2007
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$4,750
Total current assets	4,750

TOTAL ASSETS	$4,750
Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued expenses	$505
Total current liabilities	505

Stockholders' Equity
Preferred stock: 5,000,000 shares authorized at $0.001 par value; no shares issued or outstanding	-
Common stock: 70,000,000 shares authorized at $0.001 par value; 9,395,000 shares issued or outstanding	9,395
Additional Paid In Capital	41,855
Accumulated deficit	(47,005)

Total stockholders' equity (deficit)	4,245

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,750

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

Participation is Subject to Risks of Investing in Micro Capitalization Companies

SDU believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, low market share, and limited financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Our Stock is a Speculative Investment

This Registration Statement is intended to secure DTC eligibility and the transparency associated with registration such that the general public might have access to periodic and current information on our company as required by the Securities and Exchange Commission and the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, together with the rules and regulations as promulgated thereunder.  It is our hope that this might enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will ever develop.

Our securities are characterized as microcap stock. The term "microcap stock" applies to companies with low or "micro" capitalizations, meaning the total value of the company's stock. Microcap companies typically have limited assets.  Microcap stocks tend to be low priced and trade in very low volumes.

We might ultimately list on the OTCBB®.  The OTCBB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many OTC securities that are not listed on the FINRA Stock Market or a national securities exchange. Brokers who subscribe to the system can use the OTCBB® to look up prices or enter quotes for OTC securities.  Although the FINRA oversees the OTCBB, the OTCBB is not part of the FINRA Stock Market.

Companies that trade their stocks on major exchanges and in the FINRA Stock Market must meet minimum listing standards. For example, they must have minimum amounts of net assets and minimum numbers of shareholders. In contrast, companies on the OTCBB or the Pink Sheets do not have to meet any minimum standards.  While all investments involve risk, microcap stocks are among the most risky.  Many microcap companies tend to be new and have no proven track record.  Some of these companies have no assets or operations.  Others have products and services that are still in development or have yet to be tested in the market.  Another risk that pertains to microcap stocks involves the low volumes of trades.  Because microcap stocks trade in low volumes, any size of trade can have a large percentage impact on the price of the stock.

Legislation, including the Sarbanes-Oxley Act of 2002, Will make it Difficult to Attract Officers and Directors

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws.  The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the applicable provisions of the Sarbanes-Oxley Act.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our boards of directors or as executive officers.  We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

There is No Public Market for Our Stock

A market for our common stock may never develop.  We intend to contact an authorized OTCBB® market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose their entire investment.

Going Concern Issues

We have yet to significantly commence our planned operations.  As of the date of this Prospectus, SDU has had only limited start-up operations and has generated no significant revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  If SDU's business fails, the investors in this offering may face a complete loss of their investment.

Nevada Corporate Law – Anti-Take over Legislation

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

Our Common Stock is Considered to be a Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our Issued and Outstanding Common Shares are Restricted under Rule 144 of the Securities Act of 1933.

All of the presently outstanding shares of common stock (9,395,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008.  Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act.  As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Competition

The marketplace in which the Company competes is intensely competitive and subject to rapid change.  SDU’s competitors include well established oil and gas exploratory enterprises similar to the Company.  Some of these competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce or already market competing petroleum products.  Thus, there can be no assurance that SDU will be able to compete successfully in the future or that competition will not have a material adverse affect on SDU’s results of operations.

Reliance upon Key Personnel and Necessity of Additional Personnel

SDU is largely dependent upon the personal efforts and abilities of existing management.  Nikki Causer and Jordan Causer are our officers and Nikki Causer is our sole director.  We do not have an employment contract with either of them. The success of SDU will also be largely dependent upon the ability of SDU to continue to attract quality management and employees to help operate SDU as its operations may grow.

Our officers and director are presently involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, each may face a conflict in selecting between SDU and the other business interests.  SDU has not formulated a policy for the resolution of such conflicts.

Control by Existing Management

Currently, Nikki Causer, an officer and director of SDU, directly owns or controls approximately 200,000 restricted shares of Common Stock in SDU, which is approximately 2.12% of the 9,395,000 shares of Common Stock issued and outstanding (see the section entitled "Security Ownership of Certain Beneficial Owners and Control Persons" herein).  Additionally, Jordan Causer, an officer of SDU, owns 10% of Hampton Scott, which in turn owns or controls 8,110,000 restricted shares of SDU Common Stock.  As a result, our management as a group could exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership limits the power to exercise control by our minority shareholders.

Our Officers and Directors Have Limited Expertise and No Experience in Managing a Public Company

Our operations depend on the efforts of Nikki Causer and Jordan Causer, our officers and directors.  Neither have any experience related to public company management or as a principal accounting or principal financial officer.  After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Arbitrary Offering Price

The offering price of $0.10 per share of common stock was arbitrarily determined by SDU and is unrelated to specific investment criteria, such as the assets or past results of SDU’s operations.  In determining the offering price, SDU considered such factors as the prospects, if any, of similar companies, the previous experience of management, SDU's anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

SDU Does Not Plan to Pay Dividends in the Foreseeable Future, and, as a Result, Stockholders Will Need to Sell Shares to Realize a Return on Their Investment

SDU has not declared or paid any cash dividends on its common stock since inception.  SDU intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future on its common stock.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

Investors May Lose their Entire Investment if SDU Fails to Implement its Business Plan

From incorporation to date, we have no significant demonstrable operations record upon which you can evaluate the business and its prospects.  To date, we have not generated any significant revenues and may incur losses in the foreseeable future.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.  If we fail to implement and establish a financial base of operations, we may be forced to cease operations, in which case investors may lose their entire investment.

Future Issuance of Common Stock – Dilution to Current Shareholders

We are authorized to issue up to 70,000,000 shares of common stock.  Presently, there are 9,395,000 shares of common stock issued and outstanding as of the date of this prospectus.  In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders' interests.

If We Are Unable to Obtain Additional Financing, We May Be Forced to Go Out of Business

We have limited capital resources.  To date, we have not generated any significant cash flow from our operations.  Unless we begin to generate sufficient revenues from the full implementation of our business plan to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency concerns may force us to go out of business, if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about SDU’s business, financial condition and prospects that reflect SDU management's assumptions and beliefs based on information currently available.  SDU can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of SDU’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within SDU’s control and that may have a direct bearing on operating results include, but are not limited to, public acceptance of the proposed merchandise and services that SDU expects to market, SDU’s ability to establish a sufficient customer base, managements' ability to raise capital in the future (if required), the retention of key employees, changes in the regulation of the industry in which SDU functions, and changes under the laws, rules and regulations of governmental entities.

There may be other risks and circumstances that management may be unable to predict.

When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

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ITEM 4 - USE OF PROCEEDS

USE OF PROCEEDS

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to SDU assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

ITEM 6 – DILUTION

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

			Number of Shares
	Number of Shares Owned	Number of Shares Offered by	Owned after the	Percentage of Shares Owned
Name of the Owner of the Common Stock	before the Offering	Selling Shareholders	Offering	after the Offering

Lisa Eastman	15,000	15,000	0	0.00%
Arthur J. Ferrari III	10,000	10,000	0	0.00%
Melodee A. Jones	10,000	10,000	0	0.00%
Aimee Haws	5,000	5,000	0	0.00%
Alana Millstein	5,000	5,000	0	0.00%
Tom Haidos	5,000	5,000	0	0.00%
Joshua Simon	5,000	5,000	0	0.00%
James Millstein	5,000	5,000	0	0.00%
Paul Green	10,000	10,000	0	0.00%
Cory N. Allen	10,000	10,000	0	0.00%
Noel Allen	10,000	10,000	0	0.00%
Todd Sarager[1]	10,000	10,000	0	0.00%
Jared Payne	10,000	10,000	0	0.00%
J. Martin Sarager[2]	10,000	10,000	0	0.00%
Connie K. Nelson	10,000	10,000	0	0.00%
Kyle Kokaliares	10,000	10,000	0	0.00%
Zachary S. Taylor	5,000	5,000	0	0.00%
Deborah Rowden	10,000	10,000	0	0.00%
John Sarager[3]	10,000	10,000	0	0.00%
Michael Janway	5,000	5,000	0	0.00%
Tiffany M. Alati	5,000	5,000	0	0.00%
Brian Standlee	10,000	10,000	0	0.00%
Julia E. Forcehimes	10,000	10,000	0	0.00%
Albert Ferniak	10,000	10,000	0	0.00%
Steven Cox	10,000	10,000	0	0.00%
Harry M. Ketcham	10,000	10,000	0	0.00%
Michael Vandekrol	10,000	10,000	0	0.00%
Peter Clay	10,000	10,000	0	0.00%
Christina Harris	10,000	10,000	0	0.00%
Steven Prevatt	10,000	10,000	0	0.00%
Daniel H. Rauch	10,000	10,000	0	0.00%
David Bailey[4]	60,000	60,000	0	0.00%
Trevor Bailey[5]	60,000	60,000	0	0.00%
Nevada Business Development Corporation[6]	490,000	490,000	0	0.00%
Chiricahua Capital[7]	200,000	200,000	0	0.00%

Total (34 Shareholders)	1,085,000	1,085,000	0	0

Notes:

1

Son of J. Martin Sarager and brother of John Sarager

2

Father of Todd Sarager and John Sarager

3

Brother of Todd Sarager and son of J. Martin Sarager

4

Father of Trevor Bailey

5

Son of David Bailey

6

Randall V. Brumbaugh is the shareholder and president of NBDC

7

Chris Allen is the managing member and control person

On or about December 18, 2007, SDU closed a private placement offering in which it sold 395,000 shares of its common stock to the aforementioned shareholders, except for Nevada Business Development Corporation, which received its shares for services rendered.  The shares were issued at a price of $0.10 per share.  The shares bear a restrictive transfer legend.  These transactions (a) involved no general solicitation, (b) involved less than thirty-five non accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Shade Down Under, Inc., including an audited balance sheet and reviewed statements of income, if applicable, changes in stockholders’ equity and cash flows.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

•

In the over-the-counter market;

•

On any exchange, which the shares may hereafter be listed;

•

In negotiated transactions other than on such exchanges;

•

By pledge to secure debts and other obligations;

•

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

•

In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, then a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the shares.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which SDU and the selling stockholders have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.

Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

SDU is authorized to issue 70,000,000 shares of $0.001 par value common stock.  As of the date of this registration statement, we had approximately 9,395,000 shares issued and outstanding held by approximately thirty-seven (37) shareholders of record.

SDU's shares are entitled to one vote per share on each matter submitted for a vote at any meeting of shareholders.  SDU's shares do not carry cumulative voting rights.

SDU's shares have no pre-emptive rights to acquire additional shares or any other securities.  SDU's shares are not subject to redemption and carry no subscription or conversion rights.  In the event of liquidation, SDU's shares are entitled to share equally in corporate assets after satisfaction of all liabilities.

Shareholders are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends.  However, currently SDU is seeking growth and expansion of its business through the reinvestment of profits, if any, and SDU does not anticipate that it will pay cash dividends in the foreseeable future.

Preferred Stock

SDU is authorized to issue 5,000,000 shares of $0.001 par value preferred stock.  As of the date of this registration statement, we have no shares of preferred stock issued and outstanding.

Preemptive Right

No holder of any shares (common or preferred) of Shade Down Under, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of Shade Down Under, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of SDU directors.

Cash Dividends

As of the date of this prospectus, Shade Down Under, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  SDU does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Reports

After this offering, Shade Down Under, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall Brumbaugh is special counsel to the Company for the limited purpose of this document. Mr. Brumbaugh has a business address of 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741. Mr. Brumbaugh has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement.  Mr. Brumbaugh has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.  As payment for such services rendered to date, Mr. Brumbaugh was paid $1,500.00.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF THE BUSINESS

Shade Down Under, Inc. (hereinafter referred to as “SDU” or the “Company”) a Nevada corporation and developmental stage company, is a pre-manufactured shade sail company, specializing in the retail sales of Coolaroo shade sails that not only provide coverage from the elements, but also presents architectural and aesthetic shade solutions.

While much of 2007 has been spent in structuring for capital growth, we expect 2008 to be the year in which our operational plans commence full implementation. The current focus of Shade Down Under, Inc. is to develop an internet based marketing program primarily for homeowners who will purchase shade products, and to provide installation information and direction to ensure successful shade projects. The principals of SDU have been successful in previous projects for other firms involving the development and utilization of a web based marketing system for commercial shade projects.  With the assistance of web optimization specialists, these projects were ranked high on Google, which provided potential customer interest on a national basis, in addition to local clients who were directed to the site. While minimal funds have been generated to date, primarily from our offering, we believe they provide a sufficient base on which to build, particularly since our initial efforts are directed towards a web based marketing program.

In addition to our current plan for selling consumer shade products via the internet, SDU expects to begin a revenue producing consultation for the shade industry which can provide  a “target of opportunity” which can assist in funding our current website project.  As an example, we recently traveled to Buffalo, New York, at the request of the CEO of Birdair, Inc., one of the largest manufacturers of industrial cloth products, including materials used in the shade industry. One of the Birdair projects we have been asked to assist with is developing a marketing plan for large shade “umbrellas” which can be permanently or variably installed in the ground or a building surface.  Where weather permits, these can be popular consumer items due to both utility and attractiveness. In addition to providing revenue as a consulting endeavor, this project can result in a product line addition for SDU.  We have also been asked to assist with the design of some new shade consumer products which Birdair would manufacture and which we could market. We recently submitted a budget for this project which would result in mockups of the new products.  Our budget for specific materials and outsourced services was projected at $30,000 and a consultation fee of $84,000. We have scheduled a meeting in early March, 2008 in order to begin this project.

We recently rented an office in Gilbert, Arizona and have acquired office equipment and supplies in order to commence operations. We have generated interest from companies such as Birdair, and believe 2008 will see the establishment of our initial business base. We are relying on knowledge and industry experience to help us in making minimal funding go a long way.

Marketing

In addition to personal contacts, we intend to develop an extensive web site featuring our products and services.

Growth Strategy of the Company

As sales increase and discretionary funds become available, we will research our best option for expanding our products and services to a broader market.

Number of Total Employees and Number of Full Time Employees

We are currently in the development stage.  During this development period, SDU plans to rely exclusively on the services of its officers and directors, to establish business operations and perform or supervise the minimal services required at this time.  SDU believes that its operations are currently on a small scale that is manageable by these individuals.  There are no other full or part-time employees.

DESCRIPTION OF PROPERTY

SDU recently moved to a rented corporate office located at 428 S. Gilbert Road, Suite 109, Gilbert, Arizona 85251, for which it is paying $650.00 per month.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

SDU management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  SDU does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

To the best of SDU’s knowledge, no officer or director has been convicted in a criminal proceeding.

To the best of SDU’s knowledge, no officer or director has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of SDU’s knowledge, no officer or director has been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Shade Down Under, Inc.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Shade Down Under, Inc. common stock.  This prospectus is a step toward creating a public market for SDU stock, which may enhance the liquidity of SDU shares.  However, there can be no assurance that a meaningful trading market will develop.  Shade Down Under, Inc. and its management make no representation about the present or future value of SDU common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Shade Down Under, Inc.;

2. There are currently 9,395,000 shares of SDU common stock outstanding held by approximately thirty-seven (37) shareholders.  Of that amount, approximately 9,395,000 are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Shade Down Under, Inc. has approximately 9,395,000 shares of common stock outstanding held by thirty-seven (37) shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

Of the presently outstanding shares of common stock (9,395,000), there are 9,395,000 "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The Issuer is filing this Registration Statement to register holders of 1,085,000 shares of our common stock as “Selling Shareholders”. The SEC has adopted final rules amending Rule 144 which shall became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the shareholders of the Company who are not being registered pursuant to this Registration Statement may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of the date of this prospectus, Shade Down Under, Inc. has 9,395,000 shares of $0.001 par value common stock issued and outstanding held by approximately thirty-seven (37) shareholders of record.  No preferred stock has been issued.

Dividends

SDU has neither declared nor paid any cash dividends on its common stock.  For the foreseeable future, SDU intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSON AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

Shade Down Under, Inc. is a pre-manufactured shade sail company, specializing in the retail sales of Coolaroo shade sails that not only provide coverage from the elements, but also presents architectural and aesthetic shade solutions.

While much of 2007 has been spent in structuring for capital growth, we expect 2008 to be the year in which our operational plans begin to be implemented. The current focus of Shade Down Under (“SDU”) is to develop an internet based marketing program primarily for homeowners who will purchase shade products, and to provide installation information and direction to ensure successful shade projects. The principals of SDU have been successful in previous projects for other firms involving the development and utilization of a web based marketing system for commercial shade projects. With the assistance of web optimization specialists, these projects were ranked high on Google, which provided potential customer interest on a national basis, in addition to local clients who were directed to the site. While minimal funds have been generated to date, primarily from our offering, we believe they provide a sufficient base on which to build, particularly since our initial efforts are directed towards a web based marketing program.

In addition to our current plan for selling consumer shade products via the internet, SDU expects to begin a revenue producing consultation for the shade industry which can provide  a “target of opportunity” which can assist in funding our current website project.

As an example we recently traveled to Buffalo, New York, at the request of the CEO of Birdair, Inc., one of the largest manufacturers of industrial cloth products including materials used in the shade industry. One of the Birdair projects we have been asked to assist with is developing a marketing plan for large shade “umbrellas” which can be permanently or variably installed in the ground or a building surface. Where weather permits, these can be popular consumer items due to both utility and attractiveness. In addition to providing revenue as a consulting endeavor, this project can result in a product line addition for SDU. We have also been asked to assist with the design of some new shade consumer products which Birdair would manufacture and which we could market. We recently submitted a budget for this project which would result in mockups of the new products.

We recently rented an office in Gilbert, Arizona and have acquired office equipment and supplies in order to commence operations. We have generated interest from companies such as Birdair, and believe 2008 will see the establishment of our initial business base. We are relying on knowledge and industry experience to help us in making minimal funding go a long way.

Shade Down Under, Inc. was incorporated on May 29, 2007.  As of March 31, 2008, SDU has generated no significant revenues while incurring substantial expenses as reflected in the attached financials.  This resulted in a net loss since inception, which is attributable to general and administrative expenses.

Since incorporation, Shade Down Under, Inc. has financed its operations through minimal initial capitalization and nominal business activity.

To date, Shade Down Under, Inc. has not implemented its fully planned principal operations or strategic business plan. Presently, SDU is attempting to secure sufficient monetary assets to increase operations.  SDU cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

The realization of sales revenues in the next 12 months is important in the execution of the plan of operations.  However, SDU cannot guarantee that it will generate such growth.  If SDU does not produce sufficient cash flow to support SDU operations over the next 12 months, SDU may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  SDU cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

SDU management does not expect to incur research and development costs.

SDU currently does not own any significant plant or equipment that it would seek to sell in the near future.

SDU management does not anticipate the need to hire employees over the next 12 months; with the possible exception of administrative support should business develop of a sufficient nature to necessitate such expenditure.  Currently, SDU believes the services provided by its officers and directors appear sufficient at this time.  SDU believes that its operations are currently on a small scale that is controllable by the present management.

SDU has not paid for expenses on behalf of any director.  Additionally, SDU believes that this policy shall not materially change.

SDU has no plans to seek a business combination with another entity in the foreseeable future.

Off-Balance Sheet Arrangements

SDU does not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Moore & Associates, Chartered, 2675 South Jones Boulevard, Suite 109, Las Vegas, Nevada 89146.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding SDU directors, executive officers, promoters and control persons as of the date of this prospectus:

Name	Age	Position	Period of Service [1]

Nikki Causer [2,3]	54	President, Chief Executive Officer and Director	Since Inception

Jordan Causer [2,3]	23	Treasurer, Secretary, Chief Financial and Accounting Officer	Since January 15, 2008

Hampton Scott, Ltd.[4]	n/a	None	Not applicable

Notes:

1 Directors will hold office until the next annual meeting of the stockholders, which shall be held pursuant to statute, and until successors have been elected and qualified.  At the present time, officers were appointed by the directors and will hold office until resignation or removal from office.

2 The present officers and directors have obligations to entities other than Shade Down Under, Inc.  SDU expects them to spend approximately 10-20 hours per week on SDU business affairs.  At the date of this prospectus, Shade Down Under, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

3 Nikki Causer is the mother of Jordan Causer.

4 Hampton Scott, Ltd. is an Arizona corporation with Nathaniel Allen as its sole officer and director.  There are two shareholders:  Nathaniel Allen with 900,000 common shares and Jordan Causer with 100,000 common shares.

Backgrounds of Executive Officers, Promoters, and Control Persons

Nikki Causer – President and Treasurer – Mrs. Causer has managed several graphic design businesses over the past years where she built client relationships and managed all aspects of each business.  Her primary role was to market and sell the design services her companies offered.  She was responsible for growing one of these firms from negative revenues to upwards of one million in annual sales.  Nikki has developed long-lasting client relationships and has consistently experienced above-average client retention rates.  Her experienced knowledge also lends itself to the shade sail industry.  She was instrumental in aiding a commercial shade sail company in its infancy and was responsible in its early stages for developing the business models that are making it so successful today.

Jordan Causer – Vice President, Director – Jordan Causer is the original founder of Shade Down Under and has been with the company since its start in May 2007.  Mr. Causer has studied Business and Entrepreneurship.  He has founded several small businesses and grown them to experience profitable returns.  He has dedicated all of his time and effort to the growth of Shade Down Under.  Jordan Causer accepted the position of Vice-President to help facilitate the growth of the business and develop executive level management.

Board Committees

Shade Down Under, Inc. has not yet implemented any board committees as of the date of this prospectus.  The Board of Directors may appoint an Audit Committee.  The Audit Committee will be authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants.  The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year.  The Audit Committee will also review the effectiveness of the financial and accounting functions and the organization, operation and management of the Company.

Directors

The Company's Board of Directors presently consists of one (1) member.  The Company's Board of Directors may appoint a Compensation Committee to review all employee and consultant compensation, including payroll expenditures, salaries, stock options, stock incentives and bonuses.  The Bylaws of the Company generally provide for majority approval of disinterested directors in order to adopt resolutions, including any borrowings by the Company or the issuance of any additional Common Stock.  Although SDU anticipates appointing additional directors in the future, SDU has not identified any such person at this time.

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EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Nikki Causer	2007	-	-	-	-	-	-	-
Officer and Director	2008	-	-	-	-	-	-	-

Jordan Causer	2007	-	-	-	-	-	-	-
Officer	2008	-	-	-	-	-	-	-

Director’s Compensation

Directors are not entitled to receive compensation for services rendered to Shade Down Under, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officer’ Compensation

Since Shade Down Under, Inc.’s incorporation on May 29, 2007, SDU has not paid any compensation to any officer, director or employee.  SDU does not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  SDU does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plans

Shade Down Under, Inc. currently does not have existing or proposed option/SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of SDU common stock by all persons known by SDU to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to SDU knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares [1]	Amount of Beneficial Ownership [2]	Percent of Class
			Before Offering	After Offering [3]

Common	Nikki Causer, President and Director	200,000	2.22%	2.12%

Common	Jordan Causer [4], Treasurer and Secretary	0	0%	0%

Common	Hampton Scott, Ltd.	8,100,000	90.11	86.32

	All Directors and Officers as a group	8,300,000	92.22%	88.34%

Footnotes:

1 The address of each executive officer and director is c/o Shade Down Under, Inc., 428 S. Gilbert Road, Suite 109, Gilbert, Arizona 85251

2 As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3 Assumes the sale of the maximum amount of this offering (885,000 shares of common stock) by SDU Selling Shareholders.  The aggregate amount of shares issued and outstanding after the offering is 9,395,000.

4 Jordan Causer is a 10% shareholder in Hampton Scott, which owns 8,110,000 restricted shares of common stock in Shade Down Under, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The officers and directors of SDU are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between SDU and their other business interests.  The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of SDU must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Related Transactions

On or about May 30, 2007, the Company issued 200,000 shares of common stock to Jumpstart Capital, now Chiricahua Capital in exchange for services, valued at the par value of $0.001, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about May 30, 2007, the Company issued 490,000 shares of common stock to Nevada Business Development Corporation in exchange for services pursuant to a contractual agreement, valued at the par value of $0.001, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about May 30, 2007, the Company issued 8,110,000 shares of common stock to Hampton Scott, a corporation, in exchange for services, valued at the par value of $0.001, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about May 30, 2007, the Company issued 200,000 shares of common stock to Nikki Causer in exchange for services and money, valued at the par value of $0.001, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about December 18, 2007, the Company closed a private placement offering whereby it sold 395,000 shares of common stock at $0.10 per share to thirty-three (33) purchasers, which offering was exempt pursuant to Regulation D. Rule 505 of the Securities Act of 1933, as amended

As of the date of this memorandum, there were 9,395,000 shares of common stock issued and outstanding being held by thirty (30) shareholders of record.

REPORTS TO SECURITY HOLDERS

1. After this offering, SDU will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, SDU will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials SDU files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  SDU SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Shade Down Under, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by SDU of expenses incurred or paid by a director, officer or controlling person of SDU in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SDU will, unless in the opinion of SDU legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

(a)

Audited Financial Statements for the Year Ended December 31, 2007

(b)

Reviewed Financial Statements for Period Ended March 31, 2008

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Shade Down Under, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Shade Down Under, Inc. (A Development Stage Company) as of December 31, 2007, and the related statement of operations, stockholders’ equity and cash flows from inception on May 29, 2007 through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shade Down Under, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception on May 29, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has accumulated deficit of $27,000 as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 31, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Balance Sheet

ASSETS

December 31,
2007

CURRENT ASSETS

Cash	$24,250

Total Current Assets	24,250

TOTAL ASSETS	24,250

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$-

Total Current Liabilities	-

STOCKHOLDERS' EQUITY

Preferred stock; 5,000,000 shares authorized at
$0.001 par value, no shares issued or outstanding	-
Common stock; 70,000,000 shares authorized at
$0.001 par value, 9,395,000 shares	9,395
issued and outstanding	41,855
Accumulated deficit	(27,000)

Total Stockholders' Equity	24,250

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$24,250

The accompanying notes are an integral part of these financial statements.

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Statement of Operations

From Inception
on May 29,
2007 Through
December 31,
2007

REVENUES	$-
COST OF SALES	-
GROSS MARGIN	-

OPERATING EXPENSES

General and administrative	27,000

Total Operating Expenses	27,000

NET LOSS	$(27,000)

BASIC LOSS PER SHARE	(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	9,197,500

The accompanying notes are an integral part of these financial statements.

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Statement of Stockholders’ Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance, May 29, 2007	-	$-	$-	$-	$-

Shares issued for services
at $0.001 per share	9,000,000	9,000	-	-	9,000

Contributed capital	-	-	2,750	-	2,750

Shares issued for cash
at $0.010 per share	395,000	395	39,105	-	39,500

Net loss from inception
through December 31, 2007	-	-	-	(27,000)	(27,000)

Balance, December 31, 2007	9,395,000	$9,395	$41,855	$(27,000)	$24,250

The accompanying notes are an integral part of these financial statements.

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Statement of Cash Flows

From Inception
on May 29,
2007 Through
December 31,
2007
CASH FLOWS FROM
OPERATING ACTIVITIES
Net loss	$(27,000)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	9,000
Contributed capital	2,750
Changes in operating assets and liabilities:
Change in accounts payable and accrued expenses	-
Net Cash Used by
Operating Activities	(15,250)
CASH FLOWS FROM
INVESTING ACTIVITIES	-

CASH FLOWS FROM
FINANCING ACTIVITIES
Proceeds from common stock issued	39,500
Net Cash Used by
Financing Activities	39,500

NET DECREASE IN CASH	24,250
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$24,250

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Notes to Consolidated Financial Statements

December 31, 2007

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Shade Down Under, Inc. (the Company) was incorporated in the State of Nevada on May 29, 2007. The Company was incorporated to engage in a business to be determined. The Company has realized no revenues to date and is classified as a development stage company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2007.

(Loss)

Shares

    Basic (Loss) Per Share

(Numerator)(Denominator)

Amount

For the Period Ended

$        (27,000)

  9,197,500

$  (0.00)

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income

The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the years ended December 31, 2007.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2007.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Notes to Consolidated Financial Statements

December 31, 2007

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

         December 31,

   2007      .

            Income tax expense at statutory rate

$ (10,530)

Common stock issued for services                  3,510

Valuation allowance

_ __7,020

Income tax expense per books

            $           -0-

Net deferred tax assets consist of the following components as of:

         December 31,

   2007       '

NOL Carryover

 $    7,020

Valuation allowance

     (7,020)

Net deferred tax asset

$         -0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $18,000 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Notes to Consolidated Financial Statements

December 31, 2007

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets (Continued)

loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

Stock-based compensation.

As of December 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141.  This revised statement establishes uniform treatment for all acquisitions.  It defines the acquiring company.  The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date.  It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time.  This statement also makes corresponding significant amendments to other

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Notes to Consolidated Financial Statements

December 31, 2007

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

standards that related to business combinations, namely, 109, 142 and various EITF’s.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company believes the implementation of this standard will have no effect on our financial statements.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

2.

COMMON STOCK

During the fiscal year 2007, the Company issued 9,000,000 shares of its common stock for services valued at $9,000 to its founders. The Company also issued 395,000 shares of its common stock for cash at $0.10 per share for total proceeds of $39,500.

3.

GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $27,000 as of December 31, 2007.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Shade Down Under, Inc.

(A Development Stage Company)

We have reviewed the accompanying balance sheets of Shade Down Under, Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the three months ended March 31, 2008 and from inception on May 29, 2007 through March 31, 2008.  These interim financial statements are the responsibility of the Corporation’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Shade Down Under, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 31, 2008, we expressed an unqualified opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2007 is fairly stated, in all material respects, in relations to the consolidated balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

June 5, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Balance Sheet

ASSETS

	March 31,	December 31,
	2008	2007
	(unaudited)

CURRENT ASSETS

Cash	$4,750	$24,250

Total Current Assets	4,750	24,250

TOTAL ASSETS	4,750	24,250

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$505	$-

Total Current Liabilities	505	-

STOCKHOLDERS' EQUITY

Preferred stock; 5,000,000 shares authorized at
$0.001 par value, no shares issued or outstanding	-	-
Common stock; 70,000,000 shares authorized at
$0.001 par value, 9,395,000 shares issued and outstanding	9,395	9,395
Additional paid-in capital	41,855	41,855
Accumulated deficit	(47,005)	(27,000)

Total Stockholders' Equity	4,245	24,250

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,750	$24,250

The accompanying notes are an integral part of these financial statements.

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Statement of Operations

(unaudited)

		From Inception
	For the Three	on May 29,
	Months Ended	2007 Through
	March 31,	March 31,
	2008	2008

REVENUES	$-	$-
COST OF SALES	-	-
GROSS MARGIN	-	-

OPERATING EXPENSES

General and administrative	20,005	47,005

Total Operating Expenses	20,005	47,005

LOSS FROM OPERATIONS	(20,005)	(47,005)

INCOME TAX EXPENSE	-	-

NET LOSS	$(20,005)	$(47,005)

BASIC LOSS PER COMMON SHARE	(0.00)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	9,395,000

The accompanying notes are an integral part of these financial statements.

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Statement of Stockholders’ Equity (Deficit)

(unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance, May 29, 2007	-	$-	$-	$-	$-

Shares issued for services
at $0.001 per share	9,000,000	9,000	-	-	9,000

Contributed capital	-	-	2,750	-	2,750

Shares issued for cash
at $0.010 per share	395,000	395	39,105	-	39,500

Net loss from inception
through December 31, 2007	-	-	-	(27,000)	(27,000)

Balance, December 31, 2007	9,395,000	9,395	41,855	(27,000)	24,250

Net loss for the three months
ended March 31, 2008	-	-	-	(20,005)	(20,005)

Balance, March 31, 2008	9,395,000	$9,395	$41,855	$(47,005)	$4,245

The accompanying notes are an integral part of these financial statements.

SHADE DOWN UNDER, INC.

(A Developmental Stage Company)

Statement of Cash Flows

(unaudited)

		From Inception
	For the Three	on May 29,
	Months Ended	2007 Through
	March 31,	March 31,
	2008	2008

OPERATING ACTIVITIES

Net loss	$(20,005)	$(47,005)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	-	9,000
Contributed capital	-	2,750
Changes in operating assets and liabilities:
Change in accounts payable and accrued expenses	505	505

Net Cash Used by
Operating Activities	(19,500)	(34,750)

INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES
Proceeds from common stock issued	-	39,500

Net Cash Used by
Financing Activities	-	39,500
NET DECREASE IN CASH	(19,500)	4,750

CASH AT BEGINNING OF PERIOD	24,250	-
CASH AT END OF PERIOD	$4,750	$4,750

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

SHADE DOWN UNDER, INC.

Notes to Condensed Financial Statements

March 31, 2008 and December 31, 2007

NOTE 1 -

Condensed Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements. The result of operations for the periods ended March 31, 2008 and 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by SDU in connection with the sale of the common stock being registered. SDU has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$1,500
Accounting Fees	$2,500

Total	$4,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Shade Down Under, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  SDU indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at SDU request as an officer or director.  SDU may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, SDU best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, SDU shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Shade Down Under, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Shade Down Under, Inc. or is or was serving at the request of Shade Down Under, Inc. as a director, officer, employee or agent of Shade Down Under, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Shade Down Under, Inc..  Shade Down Under, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Shade Down Under, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Shade Down Under, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about May 30, 2007, the Company issued 200,000 shares of common stock to Jumpstart Capital, now Chiricahua Capital, in exchange for services, valued at the par value of $0.001, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about May 30, 2007, the Company issued 490,000 shares of common stock to Nevada Business Development Corporation in exchange for services pursuant to a contractual agreement, valued at the par value of $0.001, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about May 30, 2007, the Company issued 8,110,000 shares of common stock to Hampton Scott, a corporation, in exchange for services, valued at the par value of $0.001, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about May 30, 2007, the Company issued 200,000 shares of common stock to Nikki Causer in exchange for services and money, valued at the par value of $0.001, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about December 18, 2007, the Company closed a private placement offering whereby it sold 395,000 shares of common stock at $0.10 per share to thirty-three (33) purchasers, which offering was exempt pursuant to Regulation D. Rule 505 of the Securities Act of 1933, as amended

As of the date of this memorandum, there were 9,395,000 shares of common stock issued and outstanding being held by approximately thirty-seven (37) shareholders of record.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

       Exhibit No.

Name/Identification of Exhibit

3

Articles of Incorporation & Bylaws

a)

Articles of Incorporation file on May 29, 2007 and amendments thereto

b)

Bylaws adopted on May 29, 2007

5

Opinion on Legality

Opinion of Randall Brumbaugh, Esq. dated June 3, 2008

23

Consent of Experts

a)

Consent of Randall Brumbaugh, Esq.

b)

Consent of Moore & Associates, Chartered

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

4.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers, and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by the director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, , unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to the court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Gilbert, State of Arizona on or about June 3, 2008.

Shade Down Under, Inc.
(Registrant)

By: /s/ Nikki Causer
Nikki Causer
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nikki Causer	President and Director Chief Executive Officer	June 3, 2008
Nikki Causer

/s/ Jordan Causer	Secretary Chief Financial Officer	June 3, 2008
Jordan Causer

/s/ Jordan Causer	Treasurer Chief Accounting Officer	June 3, 2008
Jordan Causer